UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on October 4, 2011, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

WTCC City Center Mezz V, LLC

Independent Auditors’ Report

Consolidated Balance Sheets as of September 9, 2011 (unaudited), and December 31, 2010 and 2009

Consolidated Statements of Operations for the periods ended September 9, 2011 (unaudited) and September 10, 2010 (unaudited) and for the years ended December 31, 2010 and 2009

Consolidated Statements of Members’ Capital for the periods ended September 9, 2011 (unaudited) and September 10, 2010 (unaudited) and for the years ended December 31, 2010 and 2009

Consolidated Statements of Cash Flows for the periods ended September 9, 2011 (unaudited) and September 10, 2010 (unaudited) and for the years ended December 31, 2010 and 2009

Notes to Consolidated Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of KPMG LLP

Independent Auditors’ Report

The Members

WTCC City Center Mezz V, LLC:

We have audited the accompanying consolidated balance sheets of WTCC City Center Mezz V, LLC (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WTCC City Center Mezz V, LLC as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

December 15, 2011

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Consolidated Balance Sheets

September 9, 2011 (unaudited), December 31, 2010 and 2009

	September 9, 2011	December 31, 2010	December 31, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$4,334,089	1,459,775	3,681,013
Cash held by hotel manager	1,924,591	1,592,438	1,090,245
Restricted cash	3,110,836	2,154,240	967,280
Accounts receivable, net	1,034,585	634,484	921,072
Other assets	326,644	396,512	418,852
Note receivable	695,915	833,648	1,032,337
Below market ground leases, net	4,059,536	4,110,655	4,178,813
Investment in hotel property:
Land	3,616,704	3,616,704	3,616,704
Building and improvements	90,956,138	90,911,344	90,073,785
Furniture, fixtures, and equipment	20,968,669	20,801,731	20,473,001

	115,541,511	115,329,779	114,163,490

Less accumulated depreciation	(24,006,360)	(19,714,279)	(13,331,202)

Total investment in hotel property, net of accumulated depreciation	91,535,151	95,615,500	100,832,288

Total assets	$107,021,347	106,797,252	113,121,900

Liabilities and Members’ Capital

Liabilities:
Accrued interest payable	$84,100	89,171	87,647
Accounts payable and accrued expenses	1,985,681	836,449	1,002,016
Accrued real estate taxes	819,546	1,358,334	1,398,806
Advance deposits	64,450	43,364	124,831
Deferred income	670,963	805,813	995,323
Accrued lease liability	269,296	233,835	177,974
Mortgages payable	91,216,137	91,753,211	91,753,211

Total liabilities	95,110,173	95,120,177	95,539,808

Commitments and contingencies

Members’ capital	11,911,174	11,677,075	17,582,092

Total liabilities and members’ capital	$107,021,347	106,797,252	113,121,900

See accompanying notes to consolidated financial statements.

2

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Consolidated Statements of Operations

Periods ended September 9, 2011 (unaudited) and September 10, 2010 (unaudited),

and the years ended December 31, 2010 and 2009

	Periods ended		Years ended
	September 9, 2011	September 10, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)

Department revenues:
Rooms	$16,053,959	15,125,927	22,266,114	20,206,103
Food and beverage	7,592,697	6,330,532	9,584,318	9,793,602
Telephone	278,694	289,489	402,361	375,095
Other	330,548	296,225	403,237	634,424

Total hotel operating revenues	24,255,898	22,042,173	32,656,030	31,009,224

Department expenses:
Rooms	3,366,725	3,241,282	4,652,220	4,482,022
Food and beverage	4,450,918	3,954,589	5,810,815	6,088,031
Telephone	218,574	204,930	291,350	287,122
Other	23,068	19,931	30,707	43,370

Total hotel operating expenses	8,059,285	7,420,732	10,785,092	10,900,545

Sales and marketing	2,111,683	1,850,916	2,715,023	2,509,662
General and administrative	2,124,556	2,007,343	2,840,082	2,906,028
Utilities	755,397	723,352	1,058,260	1,071,197
Management fees	2,153,485	1,932,500	2,934,870	2,687,633
Repairs and maintenance	959,308	932,940	1,349,218	1,397,362
Real estate taxes	739,747	837,279	1,208,659	1,340,307
Depreciation expense	4,292,081	4,240,070	6,383,077	6,028,376
Amortization expense	51,119	51,119	68,158	68,158
Other	561,503	426,303	579,379	814,438

Total operating expenses	13,748,879	13,001,822	19,136,726	18,823,161

Interest expense	1,087,577	1,143,421	1,539,229	1,880,194

Total expenses	22,895,741	21,565,975	31,461,047	31,603,900

Net income (loss)	$1,360,157	476,198	1,194,983	(594,676)

See accompanying notes to consolidated financial statements.

3

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Consolidated Statements of Members’ Capital

Periods ended September 9, 2011 (unaudited) and September 10, 2010

(unaudited), and the years ended December 31, 2010 and 2009

	WTCC Hotel Investors V, LLC	Walton Acquisition Holdings V, LLC	Total

Members’ capital at December 31, 2008	$19,080,884	95,884	19,176,768
Distributions	(995,000)	(5,000)	(1,000,000)
Net loss	(591,703)	(2,973)	(594,676)

Members’ capital at December 31, 2009	17,494,181	87,911	17,582,092

Distributions	(7,064,500)	(35,500)	(7,100,000)
Net income	1,189,008	5,975	1,194,983

Members’ capital at December 31, 2010	11,618,689	58,386	11,677,075

Distributions (unaudited)	(1,120,428)	(5,630)	(1,126,058)
Net income (unaudited)	1,353,356	6,801	1,360,157

Members’ capital at September 9, 2011 (unaudited)	11,851,617	59,557	11,911,174

Members’ capital at December 31, 2009	17,494,181	87,911	17,582,092

Distributions (unaudited)	(4,278,500)	(21,500)	(4,300,000)
Net income (unaudited)	473,817	2,381	476,198

Members’ capital at September 10, 2010 (unaudited)	$13,689,498	68,792	13,758,290

See accompanying notes to consolidated financial statements.

4

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows

Periods ended September 9, 2011 (unaudited) and September 10, 2010

(unaudited), and the years ended December 31, 2010 and 2009

	Periods ended		Years ended
	September 9, 2011	September 10, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$1,360,157	476,198	1,194,983	(594,676)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,292,081	4,240,070	6,383,077	6,028,376
Amortization of deferred financing costs	—	—	—	197,674
Amortization of below market ground leases	51,119	51,119	68,158	68,158
Accrued lease liability	35,462	41,985	55,860	55,860
Earned interest income	—	—	—	(37,014)
Changes in assets and liabilities:
Restricted cash	7,723	(449,126)	(2,147)	381,438
Accounts receivable	(400,101)	(496,924)	286,588	881,805
Other assets	74,379	70,643	47,341	(107,559)
Note receivable	137,733	135,398	198,689	—
Accrued interest payable	(5,071)	(1,514)	1,524	(53,932)
Accounts payable and accrued expenses	1,149,232	509,357	168,667	(533,420)
Accrued real estate taxes	(538,788)	(417,588)	(40,472)	226,718
Advance deposits	21,086	(6,050)	(81,467)	91,016
Deferred income	(134,850)	(130,543)	(189,510)	—

Net cash provided by operating activities	6,050,162	4,023,025	8,091,291	6,604,444

Cash flows from investing activities:
Additions to hotel property	(211,244)	(1,009,600)	(1,500,523)	(3,230,757)
Restricted cash	(964,319)	(697,221)	(1,184,813)	(84,117)

Net cash used in investing activities	(1,175,563)	(1,706,821)	(2,685,336)	(3,314,874)

Cash flows from financing activities:
Distributions to members	(1,126,058)	(4,300,000)	(7,100,000)	(1,000,000)
Repayment of mortgages payable	(537,074)	—	—	—
Payment for interest rate cap	(5,000)	(25,000)	(25,000)	(88,403)

Net cash used in financing activities	(1,668,132)	(4,325,000)	(7,125,000)	(1,088,403)

Net increase (decrease) in cash and cash equivalents and cash held by hotel manager	3,206,467	(2,008,796)	(1,719,045)	2,201,167

Cash and cash equivalents and cash held by hotel manager, beginning of period	3,052,213	4,771,258	4,771,258	2,570,091

Cash and cash equivalents and cash held by hotel manager, end of period	$6,258,680	2,762,462	3,052,213	4,771,258

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,097,648	1,169,935	1,537,705	1,736,452

See accompanying notes to consolidated financial statements.

5

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(1)	Organization

WTCC City Center Mezz V, LLC (the Company or City Center Mezz), a Delaware limited liability company, was formed on April 24, 2007 by WTCC Hotel Investors V, LLC and Walton Acquisition Holdings V, LLC. WTCC Hotel Investors V, LLC and Walton Acquisition Holdings V, LLC own 99.5% and 0.5% of the Company, respectively. City Center Mezz is the sole owner of WTCC City Center Investors V, LLC (City Center Investors), a wholly owned Delaware limited liability company. City Center Mezz and City Center Investors shall exist until December 31, 2057, as provided in the limited liability company agreements, unless earlier terminated. City Center Investors was formed to acquire, own, and operate the Denver Marriott City Center (the Hotel), a 613-room hotel in Denver, Colorado. An independent hotel operator operates the Hotel under an existing management agreement (note 9). The Hotel was acquired on May 24, 2007 (note 11).

The accompanying consolidated financial statements include the accounts of City Center Mezz and its consolidated subsidiary. The effects of all intercompany transactions and balances among these entities have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. Subsequent events have been evaluated through December 15, 2011.

The Company is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The related fiscal years for the Hotel ended on December 31, 2010 and January 1, 2010 and both contained 52 weeks for the years ended December 31, 2010 and 2009. Furthermore, the related interim periods for the Hotel ended on September 9, 2011 (which is the most recent Hotel period prior to the acquisition of the Hotel by Chesapeake Lodging Trust) and September 10, 2010 (note 11).

(a)	Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments, including treasury money market funds, which invest principally in the U.S. Treasury notes and bills or repurchase agreements collateralized by those securities. Cash and cash equivalent balances with any one institution may be or may have been in excess of federally insured limits then in place. The Company has not experienced any losses in such accounts to date.

(b)	Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Company held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Company.

(c)	Restricted Cash

Restricted cash is comprised of amounts reserved for capital improvements as required by the management agreement (note 9) and lender required deposits pursuant to the terms of the mortgages payable agreements (note 5).

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(d)	Building and Improvements

Significant betterments and improvements are capitalized and depreciated over the applicable useful lives as they are placed in service. Maintenance and repair expense are charged to operations as incurred.

(e)	Impairment of Long-Lived Assets

The real estate capital markets are cyclical in nature. As a result, determining the recoverability of real estate and investment values involves assumptions and estimates including comparable sales values, capitalization and discount rates, average daily rates and expense growth rates, and occupancy assumptions, which impact the fair value. The Company periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. Impairment indicators include, but are not limited to, significant decreases in the Hotel’s net operating income, average daily rates, and occupancy percentages. If events or circumstances support the possibility of impairment, the Company prepares a projection of the undiscounted future cash flows of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the asset to reduce the carrying value to its fair value. Such fair value measurements are derived using primarily Level 3 inputs. See Fair Value Measurements discussion below. The Company does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at September 9, 2011 (unaudited), December 31, 2010 and 2009.

(f)	Acquisition

The purchase of the Hotel was accounted for utilizing the acquisition method and, accordingly, the results of operations are included in the Company’s accompanying consolidated statements of operations from the date of acquisition. The Company has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, buildings and improvements, and furniture, fixtures, and equipment and identified intangibles such as acquired below market ground leases.

The Company has included in the consolidated balance sheets at September 9, 2011, December 31, 2010 and 2009, net unamortized below market ground lease intangibles of $4,059,536 (unaudited), $4,110,655 and $4,178,813, respectively. The below market ground lease intangibles have accumulated amortization of $323,751 (unaudited), $272,632 and $204,474 as of September 9, 2011, December 31, 2010 and 2009, respectively.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

Estimated amortization of the respective below market ground lease intangible asset as of December 31, 2010 for each of the five succeeding years is as follows:

2011	$68,158
2012	68,158
2013	68,158
2014	68,158
2015	68,158
Thereafter	3,769,865

$4,110,655

(g)	Deferred Expenses

Deferred expenses are comprised of deferred financing costs, which are amortized on a straight-line basis over the lives of the related debt (which approximates the effective interest method), excluding extension periods. Deferred financing costs of $897,321 were fully amortized as of September 9, 2011, December 31, 2010 and 2009.

(h)	Derivatives and Hedging Instruments

The Company recognizes all derivatives as either an asset or liability in the consolidated balance sheets and measures the derivatives at fair value. The fair value of derivative instruments is based on a discounted cash flow analysis. This analysis reflects the contractual terms of the derivative instruments, including the period to maturity, and uses of observable market-based inputs, including interest rate curves and implied volatilities. The accounting for changes in the fair value of derivative instruments is dependent upon whether the applicable instrument has been formally designated and qualifies as a hedging instrument. The instrument must be designated, based upon the exposure being hedged, as a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation. The Company has an interest rate cap, which has not been designated as a hedging instrument. As of September 9, 2011, December 31, 2010 and 2009, the Company’s derivatives are measured at fair value and were derived using primarily Level 2 inputs. See Fair Value Measurements discussion below.

(i)	Fair Value of Financial Instruments

The Company estimates fair value based on the discounting of future cash flows using current market information. The carrying amount of the Company’s financial instruments, principally, restricted cash, accounts receivable, note receivable, accounts payable and accrued expenses, derivative instruments, and other working capital items approximates their fair value at September 9, 2011 (unaudited), December 31, 2010 and 2009. As of September 9, 2011, December 31, 2010 and 2009, the approximate aggregate fair value of mortgages payable (based principally on Level 3 inputs) was $91,216,000 (unaudited), $89,408,000 and $87,620,000, respectively, as compared to the carrying value of $91,216,137 (unaudited), $91,753,211, and $91,753,211, respectively. Such amounts were determined based upon the contractual principal and interest payments through the scheduled maturity date (excluding future extension options) discounted at an estimate of current market interest rate spreads.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(j)	Fair Value Measurements

In some instances, certain of the Company’s assets and liabilities are required to be measured at fair value according to a fair value hierarchy pursuant to relevant accounting literature. This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories. The three levels of the fair value hierarchy are:

•	Level 1 – quoted prices in active markets for identical assets or liabilities.

•	Level 2 – quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

•	Level 3 – model-derived valuations with unobservable inputs that are supported by little or no market activity.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of certain assets and liabilities and their classification within the fair value hierarchy.

Entities are permitted to choose to measure financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This election can only be made upon initial acquisition of the financial instrument. Management has not elected the fair value option for any such financial assets and liabilities that are not already reflected at fair value.

(k)	Revenue Recognition

The Company recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations. Interest income is accrued as earned.

Profit on real estate sales transactions shall not be recognized by the full accrual method until (a) a sale is consummated, (b) the buyer’s initial investment and continuing investments are adequate to demonstrate a commitment to pay for the Hotel, (c) the Company’s receivable is not subject to future subordination, and (d) the Company has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the Hotel.

(l)	Ground Leases

Ground rent expense relating to land leases, which are considered operating leases are recognized on a straight-line basis over the related lease terms.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(m)	Income Taxes

No provision for federal and state income taxes has been made in the accompanying consolidated financial statements, as the liability for such taxes is primarily that of the members rather than the Company. In certain instances the Company may be subject to certain state and local taxes, which are not material to the consolidated financial statements.

The Company had no unrecognized tax benefits as of September 9, 2011 (unaudited) and December 31, 2010 and 2009. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of September 9, 2011 (unaudited) and December 31, 2010 and 2009. The Company has no interest or penalties relating to income taxes recognized in the consolidated statements of financial position as of September 9, 2011 (unaudited) and December 31, 2010 and 2009.

(n)	Depreciation

Depreciation of the Hotel is computed using the straight-line method over 5 (personal property) to 39 (real property) years as assets are placed in service.

(o)	Risks and Uncertainties

In the normal course of business, the Company encounters economic risk, including interest rate risk, credit risk, and market risk.

(p)	Use of Estimates

The Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Investment in Hotel Property

On May 24, 2007, the Company acquired the Hotel for a total purchase price of $106,000,000 before closing costs and prorations. The acquisition was financed through a combination of third-party mortgages payable totaling $91,753,211 (note 5) and capital contributions of $18,214,634 (note 11).

(4)	Ground Leases

The Hotel is subject to three long-term ground leases (collectively, the Ground Leases), which have remaining terms between 58 and 62 years. Total ground rent expense was $85,127 (unaudited) and $91,650 (unaudited) for the periods ended September 9, 2011 and September 10, 2010, respectively, and was approximately $113,216 and $113,216 for the years ended December 31, 2010 and 2009, respectively, and is included in other expenses in the accompanying consolidated statements of operations. As the leases provide for determinable increases in minimum lease payments over the term of the lease, ground rent expense accrues on a straight-line basis. Related adjustments increased ground rent expense by approximately $35,462 (unaudited) and $41,985 (unaudited) for the periods ended September 9, 2011 and September 10, 2010 and $55,860 and $55,860 for the years ended December 31, 2010 and 2009, respectively. As of December 31, 2010 the approximate future minimum lease payments are as follows:

2011	$66,000
2012	66,000
2013	66,000
2014	66,000
2015	66,000
Thereafter	6,814,000

$7,144,000

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(5)	Mortgages Payable

Mortgages payable consisted of the following at September 9, 2011 (unaudited), December 31, 2010 and 2009:

	Balance			Interest rate				Payment terms	Current maturity date
	September 9 2011	December 31		Stated	September 9 2011	December 31
		2010	2009			2010	2009
	(Unaudited)				(Unaudited)

Senior loan	$46,526,058	46,800,000	46,800,000	LIBOR + 0.44%	0.65%	0.70%	0.67%	Interest only	June 9, 2012
Mezzanine loan	44,690,079	44,953,211	44,953,211	LIBOR + 2.26%	2.46	2.52	2.49	Interest only	June 9, 2012

Total mortgages payable	$91,216,137	91,753,211	91,753,211

The senior loan is secured by the Hotel and the mezzanine loan is secured by the Company’s interest in City Center Investors.

In March 2011, the Company elected to exercise the third and final extension option to extend the maturity date to June 9, 2012. As of December 31, 2010, the Company is not aware of any Events of Default (as defined).

Pursuant to lender requirements, funds are deposited monthly into an escrow account for interest. Lender required escrow deposits aggregated $117,927 (unaudited) at September 9, 2011 and $125,650 and $123,502 at December 31, 2010 and 2009, respectively, and are included in restricted cash in the accompanying consolidated balance sheets.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

Interest rate derivatives consisted of the following:

Derivatives instrument	Notional amount	Strike	Effective date	Maturity date

Interest rate cap	$91,753,211	6.25%	May 29, 2007	June 9, 2009
Interest rate cap – 1st extension	91,753,211	7.33	June 9, 2009	June 9, 2010
Interest rate cap – 2nd extension	91,753,211	6.80	June 9, 2010	June 9, 2011
Interest rate cap – 3rd extension	91,753,211	8.26	June 9, 2011	June 9, 2012

Derivative instruments	Balance sheet location	September 9, 2011 Fair value (unaudited)	December 31, 2010 Fair value	December 31, 2009 Fair value

Interest rate caps	Other assets	$—	—	—

Derivative instruments	Statement of operations location	2011 loss (unaudited)	2010 loss	2009 loss

Interest rate caps	Interest expense	$(5,000)	(25,000)	(88,403)

(6)	Note Receivable

On May 12, 2009, the Company entered into a side letter (the Side Letter) to the management agreement (note 9) in which Marriott agreed to pay the Company $1,032,337. The Company will be paid 20% of this amount each year over five years through a reduction in the incentive management fee, only to the extent that future incentive management fees are earned. The Company has recorded a note receivable due to the Company from Marriott that is recorded in the accompanying consolidated balance sheets. Interest income on the note receivable is recognized as earned and is included in other income in the accompanying consolidated statements of operations.

As of September 9, 2011, December 31, 2010 and 2009, the Company has a receivable from Marriott in the amount of $695,915 (unaudited), $833,648 and $1,032,337, respectively, which bears interest at 3.25% per annum and has a maturity date of December 5, 2014. Additionally, the Company has a corresponding deferred liability of $670,963 (unaudited), $805,813 and $995,323, as of September 9, 2011, December 31, 2010 and 2009, respectively. During the periods ended September 9, 2011 and September 10, 2010, the Company recognized interest income of $19,540 (unaudited) and $28,492 (unaudited), respectively, on the note receivable and a reduction in the incentive management fee of $134,850 (unaudited) and $130,543 (unaudited), respectively. During the years ended December 31, 2010 and 2009, the Company recognized interest income of $27,835 and $37,014, respectively, on the note receivable and a reduction in the incentive management fee of $189,510 and $14,324, respectively.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(7)	Limited Liability Company Agreement

The Company shall operate through December 31, 2057, unless earlier terminated as provided in the Limited Liability Company Agreement (the Agreement). Except as provided in the Agreement, no Member shall be personally liable for any debt, obligations, or liability of the Company solely by reason of being a member of a limited liability company.

Pursuant to the terms of the Agreement, profits, losses, and distributions are allocated in accordance with the ownership percentages, as defined.

(8)	Commitments and Contingencies

The Company is or may be subject to a variety of claims or legal actions arising in the ordinary course of business. The outcomes of such claims are not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

The Company generally carries such insurance coverage which might include commercial liability, fire, flood, earthquake, environmental, extended coverage, and rental loss insurance with policy specifications. The Company believes that the limits and deductibles within these policies are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and industry practice, including the use of master policies and coverages covering multiple properties. There are, however, certain types of extraordinary losses (such as bio-terrorism) that may be either uninsurable or not economically insurable.

WTCC CITY CENTER MEZZ V, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

September 9, 2011 (unaudited), December 31, 2010 and 2009

(9)	Management Agreement

On May 24, 2007, the Company entered into a Management Agreement with Marriott. The Management Agreement expires December 30, 2016. Upon the expiration of the Management Agreement, at Marriotts option there is one 10-year extension option and then four additional renewal terms of 5 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of operating profit (as defined). Pursuant to the terms of the Management Agreement, Marriott provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Base and incentive management fees for the periods ended September 9, 2011 and September 10, 2010 and the years ended December 31, 2010 and 2009 are approximately:

	Periods ended		Years ended
	September 9, 2011	September 10, 2010	December 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)

Base management fees	$727,000	660,000	981,000	929,000
Incentive management fee	1,273,000	1,120,000	1,754,000	1,559,000

Total fees	$2,000,000	1,780,000	2,735,000	2,488,000

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Company is responsible for funding an escrow account (the FF&E Reserve) with 5% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures, and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At September 9, 2011, December 31, 2010 and 2009, the FF&E Reserve balance was $2,992,908 (unaudited), $2,028,590 and $843,777, respectively, and is included in restricted cash in the accompanying consolidated balance sheets.

(10)	Oversight Agreement

In May 2007, the City Center Investors engaged SCS Hotels, Inc. (SCS Hotels) to provide oversight services for Hotel. The agreement requires a fee of $50,000 per quarter. Pursuant to the terms of the agreement, SCS Hotels advises the Company in various areas, including monitoring of hotel operations, budgets, capital expenditures, and marketing. Oversight fees were approximately $153,000 (unaudited) and $153,000 (unaudited) for the periods ended September 9, 2011 and September 10, 2010, and $200,000 and $200,000 for the years ended December 31, 2010 and 2009, respectively, are included in management fees in the accompanying consolidated statements of operations.

(11)	Subsequent Event

On October 3, 2011, the Hotel was sold for $119,000,000 to Chesapeake Lodging Trust.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Trust”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Trust completed its initial public offering (“IPO”). In conjunction with the IPO, the Trust sold additional common shares through private placements and through the exercise of the underwriters’ overallotment option. The total net proceeds (after deducting underwriting fees and offering costs) generated from the IPO, private placements, and exercise of the underwriters’ overallotment option was approximately $169.4 million.

On March 18, 2010, the Trust acquired its first hotel property, the 498-room Hyatt Regency Boston in Boston, Massachusetts for a purchase price of $112.0 million, plus customary pro-rated amounts and closing costs. The effective date of the Hyatt Regency Boston acquisition was March 1, 2010.

On June 1, 2010, the Trust acquired the 188-room Hilton Checkers Los Angeles in Los Angeles, California for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs.

On July 30, 2010, the Trust entered into a credit agreement to obtain a $115.0 million, two-year secured revolving credit facility with a syndicate of banks. Borrowings under the revolving credit facility bear interest equal to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%. On January 21, 2011 the Trust amended its credit agreement to increase the maximum amounts the Trust may borrow under the revolving credit facility from $115.0 million to $150.0 million.

Also on July 30, 2010, the Trust acquired the 153-room Courtyard Anaheim at Disneyland Resort in Anaheim, California for a purchase price of $25.0 million, plus customary pro-rated amounts and closing costs, and the 430-room Boston Marriott Newton in Newton, Massachusetts for a purchase price of $77.25 million, plus customary pro-rated amounts and closing costs.

On October 13, 2010, the Trust completed a follow-on offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $140.4 million.

On December 15, 2010, the Trust acquired the 360-room Le Meridien San Francisco in San Francisco, California for a purchase price of $143.0 million, plus customary pro-rated amounts and closing costs. In connection with the acquisition, the Trust entered into a loan agreement to obtain a $60.0 million one-year term loan secured by the hotel.

On March 4, 2011, the Trust completed another follow-on offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $229.8 million.

On May 10, 2011, the Trust acquired the 368-room W Chicago – City Center in Chicago, Illinois for a purchase price of $128.8 million, plus customary pro-rated amounts and closing costs.

On October 3, 2011, the Trust acquired the 613-room Denver Marriott City Center in Denver, Colorado for a purchase price of $119.0 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma balance sheet as of September 30, 2011 is based on the Trust’s unaudited consolidated balance sheet and reflects the acquisition of the Denver Marriott City Center as if the acquisition had occurred on September 30, 2011. The unaudited pro forma statement of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 reflect the completion of the IPO, private placements, and follow-on offerings, and the acquisitions of the Hyatt Regency Boston, Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton, Le Meridien San Francisco, W Chicago – City Center and Denver Marriott City Center (all deemed to be significant acquisitions under Rule 3-05 of Regulation S-X), and the completion of related debt financings as if all transactions had been completed on January 1, 2010.

The unaudited pro forma financial information does not purport to represent what the Trust’s results of operations or financial condition would actually have been if the completion of these transactions had in fact occurred at the beginning of the periods presented, or to project the Trust’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which the Trust believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Trust’s audited financial statements included in its 2010 Annual Report on Form 10-K.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(in thousands, except share data)

	Historical Chesapeake Lodging Trust	Acquisition of Denver Marriott City Center (1)	Pro Forma Chesapeake Lodging Trust
ASSETS
Property and equipment, net	$703,011	$119,000	$822,011
Intangible asset, net	35,304	—	35,304
Cash and cash equivalents	140,182	(113,390)	26,792
Restricted cash	10,465	3,201	13,666
Accounts receivable, net	8,248	2,227	10,475
Prepaid expenses and other assets	13,709	(6,699)	7,010
Deferred financing costs	3,860	—	3,860

Total assets	$914,779	$4,339	$919,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$363,274	$—	$363,274
Accounts payable and accrued expenses	22,560	4,587	27,147
Dividends payable	6,420	—	6,420

Total liabilities	392,254	4,587	396,841

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,165,370 shares issued and outstanding	322	—	322
Additional paid-in capital	543,053	—	543,053
Cumulative dividends in excess of net income	(19,433)	(248)	(19,681)
Accumulated other comprehensive loss	(1,417)	—	(1,417)

Total shareholders’ equity	522,525	(248)	522,277

Total liabilities and shareholders’ equity	$914,779	$4,339	$919,118

Footnote:

(1)	Reflects the acquisition of the Denver Marriott City Center as if it had occurred on September 30, 2011 for $122,420. The acquisition was funded with available cash. The pro forma adjustment reflects the following:

Cash paid of $113,142, net of hotel cash acquired of $2,278 and receipt of deposit of $7,000;

Cash paid of $248 for hotel acquisition costs;

Purchase of land, building, and furniture, fixtures and equipment of $119,000;

Purchase of restricted cash of $3,201; and

Purchase of net working capital of $219.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Acquisition of W Chicago - City Center (1)	Acquisition of Denver Marriott City Center (2)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$87,763	$6,543	$16,054	$—		$110,360
Food and beverage	24,392	2,243	7,593	—		34,228
Other	3,906	247	609	—		4,762

Total revenue	116,061	9,033	24,256	—		149,350

EXPENSES
Hotel operating expenses:
Rooms	20,548	2,032	3,367	—		25,947
Food and beverage	18,458	2,071	4,451	—		24,980
Other direct	1,886	236	241	—		2,363
Indirect	36,912	2,957	9,406	—		49,275

Total hotel operating expenses	77,804	7,296	17,465	—		102,565
Depreciation and amortization	12,070	2,176	4,343	(2,719	)(3)	15,870
Intangible asset amortization	390	—	—	—		390
Corporate general and administrative:
Share-based compensation	2,286	—	—	—		2,286
Hotel acquisition costs	4,270	—	—	—		4,270
Other	5,228	—	—	—		5,228

Total operating expenses	102,048	9,472	21,808	(2,719)		130,609

Operating income (loss)	14,013	(439)	2,448	2,719		18,741

Interest income	140	—	—	—		140
Interest expense	(8,005)	—	(1,088)	(2,165	)(4)	(11,258)
Loss on early extinguishment of debt	(208)	—	—	—		(208)

Income (loss) before income taxes	5,940	(439)	1,360	554		7,415

Income tax benefit (expense)	155	—	—	(171	)(5)	(16)

Net income (loss)	$6,095	$(439)	$1,360	$383		$7,399

Net income available per share – basic and diluted:	$0.21					$0.23

Weighted-average number of common shares outstanding – basic and diluted:	28,611,438					31,788,727 (6)

Footnotes:

(1)	Reflects the results of operations of the W Chicago – City Center for the period prior to our acquisition on May 10, 2011.
(2)	Reflects the results of operations of the Denver Marriott City Center for the period ended September 9, 2011.
(3)	Reflects adjustment to depreciation expense based on the Trust’s cost basis in the acquired hotels and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(4)	Reflects removal of historical interest expense related to debt not assumed in conjunction with the acquisition of Denver Marriott City Center and includes adjustment for interest expense related to incremental financings in conjunction with the acquisitions of the W Chicago – City Center and the Denver Marriott City Center.
(5)	Reflects adjustment to record pro forma income taxes related to the Trust’s taxable REIT subsidiary as if the acquisitions had occurred on January 1, 2010.
(6)	Reflects number of common shares issued and outstanding as if the follow-on offering completed on March 4, 2011 had occurred on January 1, 2010.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Previous Hotel Acquisitions Adjustment (1)	Acquisition of W Chicago - City Center (2)	Acquisition of Denver Marriott City Center (3)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$38,530	$39,057	$21,616	$22,266	$—		$121,469
Food and beverage	13,758	13,195	7,370	9,584	—		43,907
Other	1,906	1,738	971	806	—		5,421

Total revenue	54,194	53,990	29,957	32,656	—		170,797

EXPENSES
Hotel operating expenses:
Rooms	9,104	10,791	5,773	4,652	—		30,320
Food and beverage	9,414	11,010	5,946	5,811	—		32,181
Other direct	1,053	877	656	322	—		2,908
Indirect	17,770	19,242	8,501	12,686	—		58,199

Total hotel operating expenses	37,341	41,920	20,876	23,471	—		123,608
Depreciation and amortization	4,793	8,116	4,893	6,451	(5,684	)(4)	18,569
Intangible asset amortization	411	32	—	—	73	(5)	516
Corporate general and administrative:
Share-based compensation	1,689	—	—	—	87	(6)	1,776
Hotel acquisition costs	3,597	—	—	—	1,389	(7)	4,986
Other	5,396	—	—	—	292	(8)	5,688

Total operating expenses	53,227	50,068	25,769	29,922	(3,843)		155,143

Operating income	967	3,922	4,188	2,734	3,843		15,654

Interest income	120	266	—	—	(266	)(9)	120
Interest expense	(2,344)	(4,058)	—	(1,539)	(1,177	)(10)	(9,118)
Gain on derivatives	—	420	—	—	(420	)(11)	—

Income (loss) before income taxes	(1,257)	550	4,188	1,195	1,980		6,656

Income tax benefit (expense)	583	—	—	—	(607	)(12)	(24)

Net income (loss)	$(674)	$550	$4,188	$1,195	$1,373		$6,632

Net income (loss) available per share – basic and diluted:	$(0.07)						$0.21

Weighted-average number of common shares outstanding – basic and diluted:	11,236,120						31,734,215	(13)

Footnotes:

(1)	Reflects the results of operations of the five hotels acquired in 2010 for the period prior to their acquisition.
(2)	Reflects the results of operations of the W Chicago – City Center for the year ended December 31, 2010.
(3)	Reflects the results of operations of the Denver Marriott City Center for the year ended December 31, 2010.
(4)	Reflects adjustment to depreciation expense based on the Trust’s cost basis in the acquired hotels and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(5)	Reflects adjustment to amortization of intangible asset expense based on the Trust’s cost basis in an acquired long-term air rights contract associated with a 2010 hotel acquisition and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.
(6)	Reflects adjustment to record full year of share-based compensation expense for the Trust’s board of trustees and executives with management contracts as if the Trust had commenced operations on January 1, 2010.
(7)	Reflects adjustment to record transaction costs related to the acquisitions of the W Chicago – City Center and the Denver Marriott City Center.
(8)	Reflects adjustment to record full year of corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company as if the Trust had commenced operations on January 1, 2010.
(9)	Reflects removal of historical interest income related to a note receivable not assumed in conjunction with a 2010 hotel acquisition.
(10)	Reflects removal of historical interest expense related to debt not assumed in conjunction with the 2010 hotel acquisitions and the acquisition of the Denver Marriott City Center, and includes adjustment for interest expense related to incremental financings in conjunction with the acquisitions of the W Chicago - City Center and the Denver Marriott City Center.
(11)	Reflects removal of historical gain on derivatives related to an interest rate swap contract not assumed in conjunction with a 2010 hotel acquisition.
(12)	Reflects adjustment to record pro forma income taxes related to the Trust’s taxable REIT subsidiary as if all acquisitions had occurred on January 1, 2010.
(13)	Reflects number of common shares issued and outstanding as if the Trust’s IPO, private placements, and follow-on offerings had occurred on January 1, 2010.